Supplemental Operating and Financial Data
For the Quarter Ended June 30, 2008

Douglas Emmett, Inc.	TABLE OF CONTENTS

This Supplemental Operating and Financial Data contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements.  You should not rely on forward looking statements as predictions of future events. Forward looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Southern California and Honolulu; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; the consequences of any future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Douglas Emmett, Inc.

CORPORATE DATA

Douglas Emmett, Inc.	CORPORATE DATA as of June 30, 2008

Douglas Emmett, Inc. (NYSE: DEI) is a fully integrated, self-administered and self-managed real estate investment trust (REIT), and one of the largest owners and operators of high-quality office and multifamily properties located in submarkets in California and Hawaii. The Company’s properties are concentrated in ten submarkets – Brentwood, Olympic Corridor, Century City, Santa Monica, Beverly Hills, Westwood, Sherman Oaks/Encino, Warner Center/Woodland Hills, Burbank, and Honolulu.  The Company focuses on owning and acquiring a substantial share of top-tier office properties and premier multifamily communities in neighborhoods that possess significant supply constraints, high-end executive housing and key lifestyle amenities.

This Supplemental Operating and Financial Data supplements the information provided in our reports filed with the Securities and Exchange Commission.  Additional information about us and our properties is also available at our website www.douglasemmett.com.

Number of office properties owned (1)	55
Square feet owned (in thousands) (1)	13,327
Office leased rate as of June 30, 2008 (excluding 6 properties acquired at the end of March 2008)	95.5%
Office occupied rate as of June 30, 2008 (excluding 6 properties acquired at the end of March 2008) (2)	94.5%
Office leased rate as of June 30, 2008 (including 6 properties acquired at the end of March 2008)	94.8%
Office occupied rate as of June 30, 2008 (including 6 properties acquired at the end of March 2008) (2)	93.8%
Number of multifamily properties owned	9
Number of multifamily units owned	2,868
Multifamily leased rate as of June 30, 2008	99.2%
Market capitalization (in thousands):
Total debt(3) (4)	3,706,050
Common equity capitalization(5)	3,426,820
Total market capitalization	7,132,870
Debt/total market capitalization	52.0%
Common stock data (NYSE:DEI):
Range of closing prices(6)	$21.64 - $24.81
Closing price at quarter end	$21.97
Weighted average fully diluted shares outstanding (in thousands) (6) (7)	156,724
Shares of common stock outstanding on June 30, 2008 (in thousands) (8)	121,386

(1)	Includes 6 properties totaling 1.4 million square feet acquired at the end of March 2008. All properties are 100% owned except Honolulu Club where we own a two-thirds interest.
(2)	Represents percent leased less signed leases not yet commenced.
(3)	Excludes non-cash loan premium.
(4)	Excludes one-third of the $18 million debt balance carried by a consolidated joint venture formed in 2008, of which our Operating Partnership (OP) owns a two-thirds interest.
(5)	Common equity capitalization represents the total number of shares of common stock and OP units outstanding multiplied by the closing price of our stock at the end of the period.
(6)	For the quarter ended June 30, 2008.
(7)	Fully diluted shares shown here represent ownership in our company through shares of common stock and OP units.
(8)	This amount represents undiluted shares, and does not include OP units.

Douglas Emmett, Inc.	INVESTOR INFORMATION

CORPORATE
808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401
(310) 255-7700

BOARD OF DIRECTORS

Dan A. Emmett Chairman of the Board, Douglas Emmett, Inc	Leslie E. Bider Chief Executive Officer, PinnacleCare and Former Chairman and Chief Executive Officer, Warner Chapel Music, Inc.	Thomas E. O’Hern Executive Vice President, Chief Financial Officer and Treasurer, Macerich Company
Jordan L. Kaplan President and Chief Executive Officer, Douglas Emmett, Inc.	Victor J. Coleman Former President and Chief Operating Officer, Arden Realty, Inc. and Managing Director, Hudson Capital, LLC	Dr. Andrea L. Rich Former President and Chief Executive Officer, Los Angeles Museum of Art, and Former Executive Vice Chancellor and Chief Operating Officer, University of California Los Angeles
Kenneth M. Panzer Chief Operating Officer, Douglas Emmett, Inc.	Ghebre Selassie Mehreteab Chief Executive Officer, NHP Foundation	William Wilson III Former Chairman, Cornerstone Properties, Inc., Managing Partner, Wilson Meany Sullivan, LLC

EXECUTIVE AND SENIOR MANAGEMENT

Jordan L. Kaplan President and Chief Executive Officer	Kenneth M. Panzer Chief Operating Officer	William Kamer Chief Financial Officer
Allan B. Golad SVP, Property Management	Gregory R. Hambly Chief Accounting Officer	Michael J. Means SVP, Commercial Leasing

INVESTOR RELATIONS

Mary C. Jensen
Vice President - Investor Relations
(310) 255-7751
Email Contact:  mjensen@douglasemmett.com
Please visit our corporate website at:  www.douglasemmett.com

Douglas Emmett, Inc.

CONSOLIDATED FINANCIAL RESULTS

Douglas Emmett, Inc.	BALANCE SHEETS (in thousands)

	June 30, 2008	December 31, 2007
	(unaudited)
Assets
Investment in real estate:
Land	$890,148	$825,560
Buildings and improvements	5,515,561	4,978,124
Tenant improvements and lease intangibles	530,368	460,486
	6,936,077	6,264,170
Less: accumulated depreciation	(362,721)	(242,114)
Net investment in real estate	6,573,356	6,022,056

Cash and cash equivalents	2,764	5,843
Tenant receivables, net	553	955
Deferred rent receivables, net	28,447	20,805
Interest rate contracts	94,932	84,600
Acquired lease intangible assets, net	21,701	24,313
Other assets	25,636	31,396
Total assets	$6,747,389	$6,189,968

Liabilities
Secured notes payable	$3,712,050	$3,080,450
Unamortized non-cash debt premium	22,891	25,227
Interest rate contracts	133,769	129,083
Accrued interest payable	20,723	13,963
Accounts payable and accrued expenses	37,539	48,741
Acquired lease intangible liabilities, net	219,730	218,371
Security deposits	35,298	31,309
Dividends payable	22,760	19,221
Total liabilities	4,204,760	3,566,365

Minority interests	568,844	793,764

Stockholders’ Equity
Common stock	1,214	1,098
Additional paid-in capital	2,275,364	2,019,716
Accumulated other comprehensive income	(88,178)	(101,163)
Accumulated deficit	(214,615)	(89,812)
Total stockholders’ equity	1,973,785	1,829,839
Total liabilities and stockholders’ equity	$6,747,389	$6,189,968

Douglas Emmett, Inc.	QUARTERLY OPERATING RESULTS (unaudited and in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues:
Office rental:
Rental revenues	$111,213	$92,884	$210,229	$184,496
Tenant recoveries	7,269	5,575	12,637	13,761
Parking and other income	13,911	11,098	26,571	22,198
Total office revenues	132,393	109,557	249,437	220,455

Multifamily rental:
Rental revenues	16,423	16,879	33,647	33,393
Parking and other income	559	526	1,119	1,017
Total multifamily revenues	16,982	17,405	34,766	34,410

Total revenues	149,375	126,962	284,203	254,865

Operating Expenses:
Office expenses	36,574	31,337	67,938	64,631
Multifamily expenses	3,759	3,872	7,636	8,795
General and administrative	5,729	5,120	11,014	10,162
Depreciation and amortization	63,858	50,494	120,607	101,615
Total operating expenses	109,920	90,823	207,195	185,203

Operating income	39,455	36,139	77,008	69,662

Interest and other income	123	372	532	454
Interest expense	(51,791)	(38,313)	(92,994)	(76,615)
Loss before minority interests	(12,213)	(1,802)	(15,454)	(6,499)
Minority interests	2,785	542	3,526	1,966
Net loss	$(9,428)	$(1,260)	$(11,928)	$(4,533)

Net loss per common share – basic and diluted(1)	$(0.08)	$(0.01)	$(0.10)	$(0.04)

Weighted average shares of common stock outstanding – basic and diluted(1)	121,314	114,862	119,799	114,933

(1)
Diluted shares are calculated in accordance with GAAP accounting literature, and include common stock plus dilutive equity instruments, as appropriate.  This amount excludes OP units, which are included in the non-GAAP calculation of fully diluted shares on page 2.

Douglas Emmett, Inc.	FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS (unaudited and in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Funds From Operations (FFO) (1)
Net Loss	$(9,428)	$(1,260)	$(11,928)	$(4,533)
Depreciation and amortization of real estate assets	63,858	50,494	120,607	101,612
Minority interests	(2,785)	(542)	(3,526)	(1,966)
Loss on asset disposition	32	-	32	-
Less: adjustments attributable to minority interest in consolidated joint venture	(99)	-	(162)	-
FFO	$51,578	$48,692	$105,023	$95,113
Adjusted Funds From Operations (AFFO) (2)
FFO	$51,578	$48,692	$105,023	$95,113
Straight-line rent adjustment	(3,371)	(4,502)	(7,642)	(9,007)
Amortization of acquired above and below market leases	(11,493)	(10,074)	(21,691)	(19,937)
Amortization of interest rate contracts and loan premium	4,362	1,850	5,002	4,324
Amortization of prepaid financing	478	251	840	500
Recurring capital expenditures, tenant improvements and leasing commissions	(6,341)	(6,576)	(11,899)	(12,505)
Non-cash compensation expense	1,049	736	4,340	1,362
Less: adjustments attributable to minority interest in consolidated joint venture	48	-	48	-
AFFO	$36,310	$30,377	$74,021	$59,850
Weighted average share equivalents outstanding (in thousands) - diluted	156,724	165,709	156,573	166,048
FFO per share- diluted	$0.33	$0.29	$0.67	$0.57
Dividends per share declared	$0.1875	$0.1750	$0.3750	$0.3500
AFFO payout ratio	80.54%	93.90%	78.91%	95.92%

(1)
We calculate funds from operations before minority interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.  However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor  the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

(2)
Adjusted Funds From Operations (AFFO) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance.  We compute AFFO by adding to FFO the non-cash compensation expense, amortization of prepaid financing costs and straight-line rents, and then subtracting recurring capital expenditures, tenant improvements and leasing commissions.  AFFO is not intended to represent cash flow for the period, and it only provides an additional perspective on our ability to fund cash needs and make distributions to shareholders by adjusting the effect of the non-cash items included in FFO, as well as recurring capital expenditures and leasing costs.  We believe that net income is the most directly comparable GAAP financial measure to AFFO.  We also believe that AFFO provides useful information to the investment community about the Company’s financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs.  However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Douglas Emmett, Inc.	SAME PROPERTY STATISTICAL AND FINANCIAL DATA (unaudited and in thousands, except statistics)

	Three Months Ended June 30,
	2008	2007	% Change

Number of properties	46	46
Rentable square feet	11,586,150	11,585,250
Average % leased	95.4%	95.4%
Average % occupied	94.4%	93.4%

Same Property Net Operating Income - GAAP Basis(1)(3)
Total office revenues	$114,790	$109,102	5.2%
Total multifamily revenues	16,982	17,405	(2.4)
Total revenues	131,772	126,507	4.2

Total office expense	31,072	31,238	(0.5)
Total multifamily expense	3,759	3,872	(2.9)
Total property expense	34,831	35,110	(0.8)

Same Property NOI - GAAP basis	$96,941	$91,397	6.1%

Same Property Net Operating Income - Cash Basis(1)(2)(3)
Total office revenues	$104,659	$96,867	8.0%
Total multifamily revenues	16,058	15,501	3.6
Total revenues	120,717	112,368	7.4

Total office expense	31,237	31,639	(1.3)
Total multifamily expense	3,759	3,872	(2.9)
Total property expense	34,996	35,511	(1.5)

Same Property NOI - cash basis	$85,721	$76,857	11.5%

NOTE: See page 10 for our description of same property, cash basis and NOI.

Douglas Emmett, Inc.	RECONCILIATION OF SAME PROPERTY NOI TO GAAP NET INCOME (LOSS) (unaudited and in thousands)

	Three Months Ended June 30,
	2008	2007
Same property office revenues - cash basis (1)(2)	$104,659	$96,867
GAAP adjustments	10,131	12,235
Same property office revenues - GAAP basis	114,790	109,102

Same property multifamily revenues - cash basis	16,058	15,501
GAAP adjustments	924	1,904
Same property multifamily revenues - GAAP basis	16,982	17,405

Same property revenues - GAAP basis	131,772	126,507
Same property office expenses - GAAP basis	(31,072)	(31,238)
Same property multifamily expenses - GAAP basis	(3,759)	(3,872)
Same property Net Operating Income (NOI)(3) - GAAP basis	96,941	91,397

Non-same property NOI - GAAP Basis	12,101	356

Total property NOI - GAAP basis	109,042	91,753
General and administrative expenses	(5,729)	(5,120)
Depreciation and amortization	(63,858)	(50,494)
Operating income	39,455	36,139
Interest and other income	123	372
Interest expense	(51,791)	(38,313)
Loss before minority interests	(12,213)	(1,802)
Minority interests	2,785	542
Net loss	$(9,428)	$(1,260)

NOTE: See page 10 for our description of same property, cash basis and NOI.

Douglas Emmett, Inc.	SAME PROPERTY DEFINITIONS

(1)
To facilitate a more meaningful comparison of net operating income (NOI), as defined below, between periods, we calculate the amounts attributable to comparable properties, which we call same properties, that have been owned and operated by us during the entire span of both periods compared.  Therefore, any properties either acquired after the first day of the earlier comparison period or sold before the last day of the later comparison period are excluded from same properties.  We may also exclude from the same property set any property that is undergoing a major repositioning project that would impact the comparability of its results between two periods.

(2)
NOI as defined below includes the revenue and expense directly attributable to our real estate properties calculated in accordance with accounting principles generally accepted in the United States of America (GAAP), and is specifically labeled as GAAP basis.  We also believe that NOI calculated on a cash basis is useful for investors to understand our operations.  Cash basis NOI is also a non-GAAP measure, which we calculate by excluding from GAAP basis NOI our straight-line rent adjustments and the amortization of above/below market lease intangible assets and liabilities.  Accordingly, cash basis NOI should be considered only as a supplement to net income as a measure of our performance.  Cash basis NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  Cash basis NOI should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

(3)
Reported net income (or loss) is computed in accordance with GAAP.  In contrast, NOI is a non-GAAP measure consisting of the revenue and expense attributable to the real estate properties that we own and operate.  The most directly comparable GAAP measure to NOI is net income (or loss), adjusted to exclude general and administrative expense, depreciation and amortization expense, interest income, interest expense, income from unconsolidated partnerships, minority interests in consolidated partnerships, gains (or losses) from sales of depreciable operating properties, net income from discontinued operations and extraordinary items.  Management uses NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.  We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI.  Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  NOI should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

Douglas Emmett, Inc.	DEBT BALANCES as of June 30, 2008 (unaudited and in thousands)

	Principal Balance		Variable Rate	Effective Annual Fixed Rate(1)	Maturity Date	Swap Maturity Date
Variable Rate Swapped to Fixed Rate:
Modified Term Loan I(2)(3)	$2,300,000		LIBOR + 0.85%	5.20%	08/31/12	08/01/10 - 08/01/12
Term Loan II(4)	340,000		LIBOR + 1.50%	4.84	04/01/15	01/02/13
Fannie Mae Loan I(5)	293,000		DMBS + 0.60%	4.76	06/01/12	08/01/11
Fannie Mae Loan II(5)	95,080		DMBS + 0.60%	5.86	06/01/12	08/01/11
Fannie Mae Loan III(5)	36,920		DMBS + 0.60%	5.86	02/01/15	08/01/11
Fannie Mae Loan IV(5)	75,000		DMBS + 0.76%	4.93	02/01/15	08/01/11
Fannie Mae Loan V(5)	82,000		LIBOR + 0.62%	5.70	02/01/16	03/01/12
Fannie Mae Loan VI(5)	18,000		LIBOR + 0.62%	5.90	06/01/17	06/01/12
Subtotal	3,240,000	(6)		5.17%

Variable Rate:
General Electric Bridge Loan	380,000		LIBOR + 2.00%	--	01/02/09	--
Wells Fargo Loan(7)	18,000		LIBOR + 1.25%	--	03/01/10	--
$370 Million Senior Secured Revolving Credit Facility(8)	74,050		LIBOR / Fed Funds +(9)	--	10/30/09	--
Subtotal	3,712,050
Add: Unamortized Non-Cash Loan Premium(10)	22,891
Total	$3,734,941

(1)	Includes the effect of interest rate contracts. Based on actual/365-day basis and excludes amortization of loan fees and unused fees on credit line.
(2)	Secured by seven separate cross-collateralized pools. Requires monthly payments of interest only, with outstanding principal due upon maturity.
(3)
Includes $1.11 billion swapped to 4.89% until August 1, 2010; $545.0 million swapped to 5.75% until December 1, 2010; $322.5 million swapped to 4.98% until August 1, 2011; and $322.5 million swapped to 5.02% until August 1, 2012.

(4)	Secured by four properties in a cross-collateralized pool. Requires monthly payments of interest only, with outstanding principal due upon maturity.
(5)	Secured by four separate collateralized pools. Fannie Mae Discount Mortgage-Backed Security (DMBS) generally tracks 90-day LIBOR.
(6)	As of June 30, 2008, the weighted average remaining life of our total outstanding debt is 4.2 years, and the weighted average remaining life of the interest rate swaps is 2.9 years.
(7)	This loan is carried by a consolidated joint venture formed in 2008, of which our Operating Partnership owns a two-thirds interest.
(8)	This credit facility is secured by nine properties and has two-one year extension options available.
(9)
This revolver bears interest at either LIBOR +0.70% or Fed Funds +0.95% at our election.  If the amount outstanding exceeds $262.5 million, the credit facility bears interest at either LIBOR +0.80% or Fed Funds +1.05% at our election.

(10)	Represents non-cash mark-to-market adjustment on variable rate debt associated with office properties.

Douglas Emmett, Inc.

PORTFOLIO DATA

Douglas Emmett, Inc.	OFFICE PORTFOLIO SUMMARY as of June 30, 2008

Submarket	Number of Properties	Rentable Square Feet (1)	Percent of Total

West Los Angeles
Brentwood	13	1,390,630	10.4%
Olympic Corridor	05	1,096,016	8.2
Century City	03	915,979	6.9
Santa Monica	08	969,942	7.3
Beverly Hills	06	1,342,980	10.1
Westwood	02	396,807	3.0
San Fernando Valley
Sherman Oaks/Encino	11	3,180,949	23.9
Warner Center/Woodland Hills	03	2,855,097	21.4
Tri-Cities
Burbank	01	420,949	3.1
Honolulu	03	757,636	5.7
Total	55	13,326,985	100.0%

(1)
Based on BOMA 1996 remeasurement.  Total consists of 12,456,116 leased square feet, 695,153 available square feet, 75,800 building management use square feet, and 99,916 square feet of BOMA 1996 adjustment on leased space.

Douglas Emmett, Inc.	OFFICE PORTFOLIO OCCUPANCY AND IN-PLACE RENTS as of June 30, 2008

			Annualized	Monthly
			Rent Per	Rent Per
	Percent	Annualized	Leased	Leased
Submarket	Leased(1)	Rent(2)	Square Foot (3)	Square Foot
West Los Angeles
Brentwood	97.5%	$49,030,057	$36.62	$3.05
Olympic Corridor	94.1	31,132,431	30.71	2.56
Century City	98.8	31,383,728	35.17	2.93
Santa Monica (4)	98.3	43,315,820	46.76	3.90
Beverly Hills	95.3	44,218,876	36.11	3.01
Westwood	96.5	13,304,248	35.29	2.94
San Fernando Valley
Sherman Oaks/Encino	94.3	88,140,549	30.05	2.50
Warner Center/Woodland Hills	91.2	71,345,278	28.14	2.34
Tri-Cities
Burbank	100.0	13,383,871	31.79	2.65
Honolulu	92.3	22,026,943	33.51	2.79
Total /Weighted Average(5)	94.8	$407,281,801	33.06	2.76

Recurring Capital Expenditures
- Office (per rentable square foot) for the three months ended June 30, 2008			$0.13
- Office (per rentable square foot) for the six months ended June 30, 2008			$0.20

(1)	Includes 136,995 square feet with respect to signed leases not yet commenced.
(2)
Represents annualized monthly cash rent under leases commenced as of June 30, 2008 (excluding 136,995 square feet with respect to signed leases not yet commenced).  The amount reflects total cash rent before abatements.  For our Burbank and Honolulu office properties, annualized rent is converted from triple net to gross by adding expense reimbursements to base rent.

(3)	Represents annualized rent divided by leased square feet (excluding 136,995 square feet with respect to signed leases not commenced) as set forth in note (1) above for the total.
(4)	Includes $1,287,232 of annualized rent attributable to our corporate headquarters at our Lincoln/Wilshire property.
(5)
Office portfolio occupancy and in-place rents include the 6 properties acquired at the end of March 2008.  Office portfolio occupancy and in-place rents excluding the 6 properties at the end of June 2008 were 95.5% and $370,061,847, respectively.

Douglas Emmett, Inc.	MULTIFAMILY PORTFOLIO SUMMARY as of June 30, 2008

Submarket	Number of Properties	Number of Units	Percent of Total

West Los Angeles
Brentwood	5	950	33%
Santa Monica	2	820	29
Honolulu	2	1,098	38
Total	9	2,868	100%

	Percent	Annualized	Monthly Rent
Submarket	Leased	Rent (1)	Per Leased Unit

West Los Angeles
Brentwood	99.5%	$23,921,722	$2,109
Santa Monica (2)	99.8	20,265,552	2,065
Honolulu	98.6	18,681,333	1,437
Total / Weighted Average	99.2%	$62,868,607	1,841

Recurring Capital Expenditures
- Multifamily (per unit) for the three months ended June 30, 2008			$100
- Multifamily (per unit) for the six months ended June 30, 2008			$192

(1)	Represents June 30, 2008 multifamily rental income annualized.
(2)	Excludes 10,013 square feet of ancillary retail space, which generates $287,566 of annualized rent as of June 30, 2008.

Douglas Emmett, Inc.	TENANT DIVERSIFICATION (1.0% or Greater of Annualized Rent) as of June 30, 2008

	Number of Leases	Number of Properties	Lease Expiration(1)	Total Leased Square Feet	Percent Rentable Square Feet	Annualized Rent(2)	Percent of Annualized Rent

Time Warner(3)	4	4	2010-2019	642,845	4.8%	$21,096,069	5.2%
AIG SunAmerica	1	1	2013	182,010	1.4	5,211,950	1.3
Health Net Inc.(4)	2	1	2008-2014	176,530	1.3	4,671,172	1.1
The Endeavor Agency, LLC	2	1	2019	103,421	0.8	4,202,029	1.0
Metrocities Mortgage, LLC(5)	2	2	2010-2015	138,040	1.0	3,942,564	1.0
Blue Shield of California	1	1	2009	135,106	1.0	3,939,691	1.0
Total	12	10		1,377,952	10.3%	$43,063,475	10.6%

(1)	Expiration dates are per leases and do not assume exercise of renewal, extension or termination options. For tenants with multiple leases, expirations are shown as a range.
(2)
Represents annualized monthly cash rent under leases commenced as of June 30, 2008.  The amount reflects total cash rent before abatements. For our Burbank and Honolulu office properties, annualized rent is converted from triple net to gross by adding expense reimbursements to base rent.

(3)
Includes a 62,000 square foot lease expiring in June 2010, a 10,000 square foot lease expiring in October 2013, a 150,000 square foot lease expiring in April 2016, and a 421,000 square foot lease expiring in September 2019.

(4)	Includes a 51,000 square foot lease expiring in December 2008 and a 125,000 square foot lease expiring in December 2014.
(5)	Includes a 8,000 square foot lease expiring in September 2010 and a 130,000 square foot lease expiring in February 2015.

Douglas Emmett, Inc.	INDUSTRY DIVERSIFICATION as of June 30, 2008

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	356	15.9%
Financial Services	286	15.3
Entertainment	135	11.4
Health Services	296	8.9
Real Estate	172	8.9
Accounting & Consulting	213	8.8
Insurance	89	7.6
Retail	173	7.2
Technology	75	4.1
Advertising	61	3.2
Public Administration	28	1.8
Educational Services	10	0.7
Other	245	6.2
Total	2,139	100.0%

Douglas Emmett, Inc.	LEASE DISTRIBUTION as of June 30, 2008

	Number of Leases	Leases as a Percent of Total	Rentable Square Feet (1)	Square Feet as a Percent of Total	Annualized Rent(2)	Annualized Rent as a Percent of Total

2,500 or less	1,049	49.0%	1,437,730	10.8%	$50,126,361	12.3%
2,501-10,000	810	37.9	3,921,817	29.4	128,908,417	31.7
10,001-20,000	183	8.6	2,586,223	19.4	83,651,271	20.5
20,001-40,000	67	3.1	1,840,441	13.8	60,673,191	14.9
40,001-100,000	23	1.1	1,285,952	9.6	45,905,570	11.3
Greater than 100,000	7	0.3	1,246,958	9.4	38,016,991	9.3
Subtotal	2,139	100.0%	12,319,121	92.4%	407,281,801	100.0%
Available	-	-	695,153	5.2	-	-
BOMA Adjustment(3)	-	-	99,916	0.8	-	-
Building Management Use	-	-	75,800	0.6	-	-
Signed leases not commenced	-	-	136,995	1.0	-	-
Total	2,139	100.0%	13,326,985	100.0%	$407,281,801	100.0%

(1)
Based on BOMA 1996 remeasurement. Total consists of 12,456,116 leased square feet (includes 136,995 square feet with respect to signed leases not commenced), 695,153 available square feet, 75,800 building management use square feet, and 99,916 square feet of BOMA 1996 adjustment on leased space.

(2)
Represents annualized monthly cash base rent (i.e., excludes tenant reimbursements, parking and other revenue) under leases commenced as of June 30, 2008 (excluding 136,995 square feet with respect to signed leases not yet commenced). The amount reflects total cash rent before abatements. For our Burbank and Honolulu office properties, annualized rent is converted from triple net to gross by adding expense reimbursements to base rent.

(3)	Represents square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.
(4)	Average tenant size is approximately 5,800 square feet. Median is approximately 2,600 square feet.

Douglas Emmett, Inc.	LEASE EXPIRATIONS as of June 30, 2008

Year of Lease Expiration	Number of Leases Expiring	Rentable Square Feet(1)	Expiring Square Feet as a Percent of Total	Annualized Rent(2)	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(3)	Annualized Rent Per leased Square Foot at Expiration(4)

Available	-	695,153	5.2%	$-	- %	$-	$-
2008	203	796,045	6.0	24,491,385	6.0	30.77	30.87
2009	469	1,847,897	13.9	58,584,813	14.4	31.70	32.41
2010	420	1,800,442	13.5	60,689,803	14.9	33.71	35.68
2011	352	1,722,736	12.9	57,423,067	14.1	33.33	36.90
2012	277	1,509,537	11.3	49,965,475	12.3	33.10	37.69
2013	197	1,407,048	10.6	48,197,279	11.8	34.25	41.43
2014	86	793,284	5.9	25,579,454	6.3	32.25	39.12
2015	47	571,058	4.3	17,934,623	4.4	31.41	39.64
2016	30	615,805	4.6	20,044,683	4.9	32.55	39.45
2017	27	275,460	2.1	9,003,663	2.2	32.69	43.36
2018	21	223,744	1.7	9,414,194	2.3	42.08	63.63
Thereafter	10	756,065	5.7	25,953,362	6.4	34.33	44.91
BOMA Adjustment(5)	-	99,916	0.7	-	-	-	-
Building Management Use	-	75,800	0.6	-	-	-	-
Signed leases not commenced	-	136,995	1.0	-	-	-	-
Total/Weighted Average	2,139	13,326,985	100.0%	$407,281,801	100.0%	$33.06	$37.79

(1)
Based on BOMA 1996 remeasurement.  Total consists of 12,456,116 leased square feet (includes 136,995 square feet with respect to signed leases not commenced), 695,153 available square feet, 75,800 building management use square feet, and 99,916 square feet of BOMA 1996 adjustment on leased space.

(2)	Represents annualized monthly base rent under leases commenced as of June 30, 2008. The amount reflects total base rent before abatements.
(3)	Represents annualized rent divided by leased square feet.
(4)	Represents annualized rent at expiration divided by leased square feet.
(5)	Represents the square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.

Douglas Emmett, Inc.	QUARTERLY LEASE EXPIRATIONS – NEXT FOUR QUARTERS as of June 30, 2008

Submarket		Q3 2008		Q4 2008		Q1 2009		Q2 2009

West Los Angeles
Brentwood	Expiring SF	46,116		34,555		44,644		35,784
	Rent per SF(1)	$33.12		$35.16		$35.07		$37.18
Olympic Corridor	Expiring SF	40,640		18,356		40,002		59,194
	Rent per SF(1)	$28.04		$28.32		$27.98		$29.48
Century City	Expiring SF	5,473		7,193		24,995		61,403
	Rent per SF(1)	$33.31		$33.06		$34.37		$32.42
Santa Monica	Expiring SF	80,873		14,371		979		28,576
	Rent per SF(1)	$37.56		$42.89		$43.89		$47.92
Beverly Hills	Expiring SF	43,899		40,108		29,693		41,681
	Rent per SF(1)	$32.33		$32.22		$32.26		$33.10
Westwood	Expiring SF	10,542		9,011		14,460		10,930
	Rent per SF(1)	$36.13		$36.22		$33.26		$33.95
San Fernando Valley
Sherman Oaks/Encino	Expiring SF	94,819		109,449		75,667		83,948
	Rent per SF(1)	$29.14		$28.41		$30.18		$29.12
Warner Center/Woodland Hills	Expiring SF	69,688		153,657		96,770		221,841
	Rent per SF(1)	$24.93		$29.79		$28.41		$27.23
Tri-Cities
Burbank	Expiring SF	-		-		-		-
	Rent per SF(1)	$-		$-		$-		$-
Honolulu	Expiring SF	7,392		9,903		4,484		10,772
	Rent per SF(1)	$26.01		$29.94		$30.87		$36.17
Total	Expiring SF	399,442	(2)	396,603	(3)	331,694	(4)	554,129	(5)
	Rent per SF(1)	$30.99		$30.74		$30.74		$30.79

(1)
Represents annualized base rent (i.e., excludes tenant reimbursements, parking and other revenue) per leased square foot at expiration.  The amount reflects total cash rent before abatements.  For our Burbank and Honolulu office properties, annualized rent is converted from triple net to gross by adding expense reimbursements to base rent.

(2)	As of June 30, 2008, 313,156 rentable square feet had been renewed for leases that were previously scheduled to expire in the quarter ending September 30, 2008.
(3)	As of June 30, 2008, 126,655 rentable square feet had been renewed for leases that were previously scheduled to expire in the quarter ending December 31, 2008.
(4)	As of June 30, 2008, 65,962 rentable square feet had been renewed for leases that were previously scheduled to expire in the quarter ending March 31, 2009.
(5)	As of June 30, 2008, 13,466 rentable square feet had been renewed for leases that were previously scheduled to expire in the quarter ending June 30, 2009.

Douglas Emmett, Inc.	OFFICE PORTFOLIO LEASING ACTIVITY For the three months ended June 30, 2008

Gross New Leasing Activity
Rentable square feet	186,184
Number of leases	47
Gross Renewal Leasing Activity
Rentable square feet	209,971
Number of leases	67
Net Absorption
Leased rentable square feet	37,312
Cash Rent Growth(1)(2)
Expiring Rate	$31.82
New/Renewal Rate	$40.35
Increase	26.8%
Straight-Line Rent Growth(1)(3)
Expiring Rate	$30.02
New/Renewal Rate	$43.05
Increase	43.4%
Weighted Average Lease Terms
New (in months)(1)	59
Renewal (in months)	52

Tenant Improvement and Leasing Commissions (per rentable square foot) (1)(4)	Total Lease Transaction Costs	Annual Lease Transaction Costs
New leases	$18.14	$3.66
Renewal leases	$10.67	$2.45
Blended	$13.66	$2.97

(1)
Excludes a 46,000 square foot fitness center lease at Honolulu Club.  The 240-month new lease was executed in April 2008 as part of the sale of the fitness center by Douglas Emmett, Inc. to a third-party fitness center operator.  This lease replaced a lease entered into between two subsidiaries of Douglas Emmett, Inc. in February 2008.

(2)	Represents the difference between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents on the same space.
(3)	Represents a comparison between straight-line rent on expiring leases and the straight-line rent for new leases on the same space.
(4)	Represents weighted average lease transaction costs based on the leases executed in the current quarter in our properties, including repositioned properties.